UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2017

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive offices and Zip Code)

(713) 584-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On January 23, 2017, Targa Resources Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and RBC Capital Markets, LLC (the “Underwriters”), providing for the offer and sale in an underwritten public offering (the “Equity Offering”) of 8,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $57.65 per share of Common Stock. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option (the “Option”) to purchase up to an additional 1,200,000 shares of Common Stock (representing 15% of the number of shares of Common Stock offered to the public) on the same terms as the Common Stock sold by the Company.

The Equity Offering is expected to close on January 26, 2017. The Common Stock to be sold pursuant to the Underwriting Agreement was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (File No. 333-211522).

In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Relationships

The Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates for which they have received or will receive customary fees and expenses. The Underwriters and their affiliates may currently, and may from time to time in the future, engage in transactions with and perform services for the Company and its affiliates in the ordinary course of business. Additionally, affiliates of each of the Underwriters are lenders under the Company’s credit facility and the credit facility of its subsidiary, Targa Resources Partners LP, and, accordingly, such affiliates may receive a portion of the net proceeds from the Equity Offering to the extent such proceeds are used for the repayment of borrowings under such facilities. In addition, an affiliate of RBC Capital Markets, LLC is acting as financial advisor to the Company in connection with the Company’s recently announced acquisition of Outrigger Delaware Operating, LLC, Outrigger Southern Delaware Operating, LLC and Outrigger Midland Operating, LLC.

Item 7.01	Regulation FD Disclosure

On January 23, 2017, the Company issued a press release announcing the pricing of the Common Stock. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement dated as of January 23, 2017 by and between Targa Resources Corp. and the Underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Common Stock.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

99.1	Press Release dated January 23, 2017, announcing the pricing of the Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.

Dated: January 24, 2017	By:	/s/ Matthew J. Meloy
	Name:	Matthew J. Meloy
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Underwriting Agreement dated as of January 23, 2017 by and between Targa Resources Corp. and the Underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Common Stock.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

99.1	Press Release dated January 23, 2017, announcing the pricing of the Common Stock.

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